Exhibit 10.53

ZELTIQ AESTHETICS, INC.
NOTICE OF GRANT OF STOCK OPTION
The ZELTIQ Aesthetics, Inc. (the “Company”) has granted to the Participant an option (the “Option”) to purchase certain shares of Stock of the Company pursuant to the ZELTIQ Aesthetics, Inc. 2012 Stock Plan (the “Plan”), as follows:

Participant:	Employee ID:
Date of Grant:
Number of Option Shares:	, subject to adjustment as provided by the Option Agreement.
Exercise Price:
Initial Vesting Date:
Option Expiration Date:
Tax Status of Option:	Stock Option. (Enter "Incentive" or "Nonstatutory". If blank, this Option will be a Nonstatutory Stock Option.
Vested Shares:
Except as provided in the Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date
On Initial Vesting Date, provided the Participant's Service as an Employee has not terminated prior to Month XX, 20XX
Plus
For each additional full month of the Participant's continuous Service as an Employee from Initial Vesting Date until the Vested Ratio equals 1/1, an additional
Superseding Agreement:	NONE

The terms and conditions of the foregoing Superseding Agreement (if any) to which the Participant is a party shall, notwithstanding any provision of the Option Agreement to the contrary, supersede any inconsistent term or condition set forth in the Option Agreement to the extent intended by such Superseding Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Option Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

ZELTIQ AESTHETICS, INC.	PARTICIPANT

By:
Sergio Garcia	Signature
Senior Vice President, General Counsel and Corporate Secretary
By:	Date
Mark J. Foley
President and Chief Executive Officer	Address